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                                                                   EXHIBIT 10.34

                        FIRST AMENDMENT TO OFFICE LEASE


               This First Amendment To Office Lease ("First Amendment") is made and entered into as of this 10th day of November, 1998, by and between WEBSTER STREET PARTNERS, LTD., a California limited partnership ("Landlord") and SEEKER SOFTWARE, INC., a Delaware corporation ("Tenant").


                                    RECITALS

        WHEREAS, Landlord and Tenant have entered into that certain Office Lease (the "Lease"), dated for reference purposes only as of August 7, 1997 of that certain real property situated at 2101 Webster Street, in the City of Oakland, in the State of California, and being more particularly described in Exhibit "B" attached to the Lease.

        WHEREAS, Landlord and Tenant now desire to amend the Lease to add additional space to the leased premises.

        NOW, THEREFORE, for valuable consideration, including the mutual covenants and agreements herein contained, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant do hereby agree as follows:

        1. Terms and Conditions. Reference is made to the Lease. Except as stated in this First Amendment, all terms and conditions of the Lease will apply to this First Amendment. If a conflict exists between the Lease and this First Amendment, the terms of this First Amendment shall govern.

        2. Expansion of Leased Premises. Landlord and Tenant hereby agree to incorporate the expansion space adjacent to the premises outlined on the attached Exhibit A-1 into the existing lease. The expansion space is identified as Suite 1640 and contains approximately 1500 rentable square feet.

        3. Term. The term covering the expansion space shall be incorporated within the term of the original Lease and shall have the same expiration date, which is October 12, 2001. The effective date of the expansion shall be the date upon which Landlord delivers the expansion space to Tenant with Landlord's improvements substantially completed.

        4. Monthly Rent. The monthly rent covering the expansion space shall be $2,925.00 per month during the remainder of the lease term based on $1.95 per rentable square foot. This amount shall be added to the rent covering the original premises effective with the date Landlord's work is substantially completed.

        5. Tenant Improvements. Landlord shall provide new carpet and paint in the expansion space, restore a portion of the ceiling with building standard acoustical tile and install adequate ceiling lighting consistent with Tenant's existing premises. The current demising wall between the expansion space and Tenant's existing space shall be removed and a small storage




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room with double doors shall be added. The above improvements shall be constructed in accordance with the construction letter from Pankow Special Projects, L.P. dated August 24, 1998.

        6. Construction. All words used in this First Amendment shall be construed to include the plural as well as the singular number; words in the present tense shall include the future and the present; words in the masculine gender shall include the feminine and neuter genders.

               A. Interpretation. Should any provision of this First Amendment or the Lease require judicial interpretation, it is agreed that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the person who himself, or through his agent, prepared the same, it being agreed that all parties have participated in the preparation of this First Amendment and the Lease; and it being further agreed that Tenant has been represented by counsel of its own choosing with respect to the preparation of this First Amendment and the Lease.

               B. Provisions Severable. The provisions of First Amendment and the Lease are severable; and the invalidity of any portion shall not invalidate the remainder.

        7. Entire Agreement. This First Amendment and the Lease constitute the sole and only agreement between Landlord and Tenant respecting the matters which are the subject of this First Amendment and the Lease. Landlord and Tenant each acknowledge that this First Amendment and the Lease correctly set forth their respective obligations to each other as of the date of this First Amendment with respect to the subject matters addressed by this First Amendment and the Lease. Any agreements or representations respecting any matter covered by this First Amendment and the Lease which are not expressly set forth in this First Amendment and the Lease are null and void. Landlord and Tenant each acknowledge that no representations have been made with respect to the subject matters set forth in this First Amendment and the Lease except as set forth in this First Amendment and the Lease.

        8. Venue. Any action or arbitration brought to enforce or interpret the provisions of this First Amendment and the Lease shall be venued in Alameda County, California.

        9. Binding Effect. This Agreement shall be binding on and shall inure to the benefit of Landlord, Tenant and their respective heirs, executors, administrators, successors and assigns.

        10. Time. Time is of the essence to this First Amendment and the Lease. This provision is not a mere recital. The time deadlines imposed by this First Amendment are material to the substance of the transaction and a portion of the bargained for consideration.

        11. Amendment. No amendment or modification to this First Amendment or the Lease shall be of any force or effect unless it is in writing signed by all parties.





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        12. Cooperation. Landlord and Tenant shall cooperate with each other to achieve the successful consummation of this transaction and shall timely execute such documents as may reasonably be required to give effect to the intent of this First Amendment.

        IN WITNESS WHEREOF, Landlord and Tenant do hereby execute this First Amendment as of this day and year first above written.

"LANDLORD"     WEBSTER STREET PARTNERS, LTD.
                      a California limited partnership

                      By:    Chaskow Four Associates, Ltd.
                             a California limited partnership
                             its general partner

                             By:    Chaskow Four
                                    a California limited partnership
                                    its general partner

                                    By:     Pankow Holdings, Inc.
                                            a California corporation
                                            its general partner

                                            By:  /s/ Rik Kunnath
                                                   Rik Kunnath
                                                   Vice President

"TENANT"       SEEKER SOFTWARE, INC.,
               a Delaware corporation


               By:  /s/ Gary Durbin

               Print Name:  Gary Durbin

               Its:  CEO


               By:  /s/ Dave Hanson

               Print Name:  Dave Hanson

               Its:  VP and CFO


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                                   EXHIBIT A-1